                                                                     EXHIBIT 4.5


                               (Face of Security)

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  BY PURCHASING THIS SECURITY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED IN SECTION 14 ON THE FACE OF THIS SECURITY.




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CUSIP No. _________

                          THE GOLDMAN SACHS GROUP, INC.

                           MEDIUM-TERM NOTES, SERIES B

                    ___% Mandatory Exchangeable Note due ____

           (Subject to Mandatory Exchange for Shares of Common Stock
                            of [Index Stock Issuer])

                  The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security:

FACE AMOUNT:  $____________

PRINCIPAL AMOUNT: on the Stated Maturity Date, this Security will be mandatorily exchanged (i) for shares of Stock at the Exchange Rate or (ii) at the option of the Company, for cash in an amount equal to the number of such shares of Stock that would otherwise be delivered in such exchange, multiplied by the Final Stock Price, subject, in either case (i) or (ii), to adjustment as provided in this Security. The Company may exercise its option to pay the cash amount in lieu of delivering Stock by giving the Holder of this Security notice of its election at least ten Business Days prior to the Stated Maturity Date. If the Company fails to give such notice, it will deliver or cause to be delivered Stock on the Stated Maturity Date, except as set forth in the immediately following sentence. If a Market Disruption Event has occurred on the Determination Date or the Stated Maturity Date, or on any day in between such dates, the Company may exercise its option to pay the cash amount in lieu of delivering Stock, whether or not the Company has given the Holder of this Security the notice referred to in the second sentence under this heading.

STOCK and STOCK ISSUER: common stock of [Index Stock Issuer], subject to adjustment as provided in this Security.

EXCHANGE RATE: (i) if the Final Stock Price equals or exceeds the Threshold
    Appreciation Price, a number of shares of Stock equal to the Threshold Fraction or (ii) if the Final




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    Stock Price is less than the Threshold Appreciation Price, one share of
    Stock, in either case (i) or (ii), for each $_____ of the Outstanding Face Amount and subject to adjustment as provided in this Security.

INITIAL STOCK PRICE:  $_____.

FINAL STOCK PRICE: the Closing Price of one share of Stock on the Determination Date, subject to adjustment as provided in this Security.

THRESHOLD APPRECIATION PRICE: the Initial Stock Price times ____, which is
         $_______.

THRESHOLD FRACTION: the Threshold Appreciation Price divided by the Final Stock
         Price.


CALCULATION AGENT:  Goldman, Sachs & Co.

DEFEASANCE: neither full defeasance nor covenant defeasance applies to this Security.

OTHER TERMS: All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. References in this Security to numbered sections are to numbered sections on the face of this Security, unless the context requires otherwise. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

         "Business Day" means any day that is not a Saturday, a Sunday or a day on which [the NYSE] [the Nasdaq National Market] (or, if different, the principal securities market in which the Stock is then quoted or traded), or on which banking institutions in The City of New York generally, are authorized or obligated by law, regulation or executive order to close.



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                  "Closing Price" means, with respect to any security on any day, the closing sale price or last reported sale price, regular way, for the security on a per-share or other unit basis (i) on the principal national securities exchange on which such security is listed for trading on such day,
(ii) in the event such security is not listed on any national securities exchange, on the Nasdaq National Market System on such day or, (iii) in the event such security is not quoted in the Nasdaq National Market System on such day, on such other U.S. national market system that is the primary market for the trading of such security; provided, however, that, in the event such security is not listed or quoted as described in clause (i), (ii) or (iii) above, the Closing Price with respect to such security will be the average, as determined by the Calculation Agent, of the bid prices for such security obtained from as many dealers in such security selected by the Calculation Agent (which may include the Calculation Agent or any affiliate of such agent or of the Company) as will make such bid prices available to the Calculation Agent (provided that the number of such dealers need not exceed three). [Modify as appropriate if primary market is outside United States.]

                  "Default Amount" means, on any day, an amount, in U.S. dollars, equal to the cost of having a Qualified Financial Institution expressly assume, as of such day, the due and punctual payment of the principal of and interest on this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company's obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution (selected as provided below) would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is







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so given, during the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" will be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is so obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Determination Date, then the Default Amount will equal the Principal Amount.

                  "Determination Date" means the fifth Business Day prior to _________; provided, however, that if a Market Disruption Event occurs or is continuing on such fifth prior Business Day, the Determination Date will be the next succeeding Business Day on which a Market Disruption Event does not occur and is not continuing; provided, further, that in no event will the Determination Date be later than ______ or, if _________ is not a Business Day, later than the first Business Day after ___________.

                  "Distribution Property" means securities, cash and/or other property distributed in any Reorganization Event in respect of the relevant Reference Amount and, in the case of a Spin-Off Event (as defined in section
11), includes such Reference Amount.

                  "Ex-Dividend Date" for any dividend or other distribution in respect of the Stock shall mean the first day on which the Stock trades without the right to receive such dividend or other distribution.




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         "Market Disruption Event" means, with respect to the Stock, (i) a suspension, absence or material limitation of trading of the Stock in the primary market for the Stock for more than two hours of trading or during the one-half hour period preceding the close of trading in such market, (ii) a suspension, absence or material limitation of trading in option contracts related to the Stock, if available, in the primary market for such contracts for more than two hours of trading or during the one-half hour period preceding the close of trading in such market or (iii) the Stock does not trade in what was the primary market for the Stock, in each case (i), (ii) and (iii) as determined by the Calculation Agent; provided, however, that no such event described in clause (i), (ii) or (iii) will be a Market Disruption Event unless the Calculation Agent also determines that such event materially interferes with the ability of the Company or any of its affiliates to unwind all or a material portion of any hedge that any of them effects with respect to this Security. For purposes of determining whether a Market Disruption Event has occurred, (a) a limitation on the hours or numbers of days of trading in the relevant market will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of such market, (b) a decision to permanently discontinue trading in the relevant option contracts will not constitute a Market Disruption Event, (c) a suspension or limitation of trading in option contracts related to the Stock, if available, in the primary market for such contracts, by reason of (1) a price change exceeding limits set by such market, (2) an imbalance of orders relating to such contracts or (3) a disparity in bid and ask quotes relating to such contracts, will, in each case (1), (2) and (3), constitute a suspension or material limitation of trading in option contracts related to the Stock and (d) an "absence of trading" in the primary market on which option contracts related to the Stock are traded will not include any time when such market is itself closed for trading under ordinary circumstances. References to the Stock in this paragraph will also be deemed to refer to any Distribution Property consisting of securities.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Original Issue Date" means _________________.

         "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of




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any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings Group (or any successor) or P-1 or higher by Moody's Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

         "Reference Amount" means, initially, one share of Stock and shall be adjusted, as to the amount (s) and/or type (s) of property comprising the same, by the Calculation Agent as provided in sections 5 through 12.

         "Stated Maturity Date" means ____________ or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that if the fifth Business Day preceding _______________ is not the Determination Date, the Stated Maturity Date will be the fifth Business Day succeeding the Determination Date; provided, further, that in no event will the Stated Maturity Date be later than the fifth Business Day after _________________ or, if _______________ is not a Business Day, later than the sixth Business Day after _______________.

         "Trade Date" means _______________.



                             _______________________



                   1. Promise to Pay Principal and Interest

                      The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to deliver or pay (or cause to be delivered or paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, Stock, cash and/or other property as provided under "Principal Amount" and elsewhere on the face of this Security, on the Stated Maturity Date, and to pay interest on the Outstanding Face Amount, from the Original Issue Date or from the most recent date to which interest has been paid or duly provided for, on _______, _______, _______ and _______ (each an "Interest Payment Date") in each year, commencing on _______, and on the Stated Maturity Date, at the rate of ____% per annum, until the principal of this Security is paid or made available for payment. Any such installment of interest that is overdue at any time shall also bear interest, at the rate of ____% per annum (to the extent that payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Notwithstanding the foregoing, (i) if the Stated Maturity Date does not occur on ________, then the Interest Payment Date that would otherwise occur on _________ shall instead occur on the Stated Maturity Date and (ii) interest on any overdue amount shall be payable on demand.


                   2. Payment of Interest

                      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth




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calendar day (whether or not a Business Day) next preceding such Interest
Payment Date. Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                   3. No Fractional Shares

                      No fractional share will be delivered in exchange for this Security. If more than one Security of this series and of like tenor shall be surrendered for exchange on the Stated Maturity Date at one time by the same Holder, the number of full shares that will be delivered upon exchange will be calculated on the basis of the aggregate number of Securities so surrendered. In lieu of any fractional share otherwise deliverable in respect of all Securities of this series and of like tenor of any Holder which are exchanged at the Stated Maturity Date, such Holder shall be entitled to receive an amount in cash equal to the value of such fractional share based on the Closing Price of the relevant security on the Determination Date. With respect to any security other than a share of capital stock, a fractional share shall be deemed to mean any denomination other than an authorized denomination for such security.

                   4. Principal Amount

                      The principal of this Security that becomes due and payable at the Stated Maturity shall be the shares of Stock, together with any cash payable in lieu of any fractional share and after giving effect to any adjustment as provided in this Security, that the Company is obligated to deliver (or cause to be delivered) in exchange for this Security on the Stated Maturity Date, unless the Company elects to exchange this Security for cash as provided above under "Principal Amount", in which case such principal shall be the cash amount that must be paid in exchange for this Security on the Stated Maturity Date. The principal of this Security that becomes due and payable upon acceleration of the Maturity hereof after an Event of Default has occurred




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pursuant to the Indenture shall be the Default Amount. When the Stock, cash or other property referred to in either of the two preceding sentences has been delivered or paid as provided herein (or such delivery or payment has been duly provided for), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation and regardless of the Face Amount. References to the payment of the principal of this Security on any day shall be deemed to mean the delivery or payment of Stock, cash or other property that is deliverable or payable on such day as provided in this Security. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to equal the Face Amount. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of this Security shall be deemed to have been paid in full as provided above and all interest payable on this Security has been paid (or such payment of interest has been duly provided for).

                   5. Antidilution Adjustment

                      The Calculation Agent shall adjust the Reference Amount as provided in this Security in respect of each event for which adjustment is required under sections 6 through 11 (and not in respect of any other event). (If more than one such event occurs, the Calculation Agent shall adjust the Reference Amount as so provided for each such event, sequentially, in the order in which such events occur, and on a cumulative basis.) Having adjusted the Reference Amount for any and all such events as so provided, the Calculation Agent shall determine the Final Stock Price, which shall equal the Closing Price for the Reference Amount as so adjusted on the Determination Date. (If the Reference Amount is adjusted pursuant to sections 11 so as to consist of amounts of more than one type of property, then the Final Stock Price shall equal the sum of the respective Closing Prices or other values for all such amounts of property on the Determination Date, determined as provided in section 11.) Having determined the Final Stock Price as so provided, the Calculation Agent shall determine the Threshold Fraction and the Exchange Rate based on such Final Stock Price. Having determined the Exchange Rate in this manner, the Calculation Agent shall multiply such rate by




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the Reference Amount as so adjusted and the resulting product shall be the amount of Stock that will be deliverable in exchange for each $_____ of the Outstanding Face Amount of this Security on the Stated Maturity Date. If the Company elects to pay cash to the Holder of this Security on the Stated Maturity Date in lieu of exchanging this Security for Stock, then the Calculation Agent shall determine the cash value of the Stock otherwise deliverable in such exchange by multiplying the number of shares of Stock so deliverable by the Closing Price of one share of Stock on the Determination Date (and not by the Final Stock Price). The Calculation Agent shall make all adjustments no later than the Determination Date. Notwithstanding any provision of this Security, if an event for which adjustment is required under sections 6 through 11 occurs, the Calculation Agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this Security as necessary to achieve an equitable result. Upon written request by the Holder to the Calculation Agent, the Calculation Agent will provide the Holder with such information about adjustments made pursuant to this Security as such agent determines is appropriate.

                   6. Stock Splits

                      If the Stock is subject to a stock split, then at the opening of business on the first day on which the Stock trades without the right to receive the stock split, the Calculation Agent will adjust the Reference Amount to equal the sum of the Reference Amount in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of the Stock and (ii) the Reference Amount in effect immediately prior to such adjustment. The Reference Amount will not be adjusted, however, unless such first day occurs after the Trade Date and on or before the Determination Date.

                   7. Reverse Stock Splits

                      If the Stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the Calculation Agent will adjust the Reference Amount to equal the product of the Reference Amount in effect immediately prior to such adjustment and the quotient of (i) the number of shares of outstanding Stock resulting from the reverse stock split becomes effective divided by (ii) the number of shares of Stock outstanding immediately before the reverse stock split becomes effective. The



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Reference Amount will not be adjusted, however, unless the reverse stock split becomes effective after the Trade Date and on or before the Determination Date.

                   8. Stock Dividends

                      If the Stock is subject to a stock dividend that is given ratably to all holders of the Stock, then at the opening of business on the Ex-Dividend Date, the Calculation Agent will adjust the Reference Amount to equal the Reference Amount in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in the Stock dividend with respect to one share of the Stock and (ii) the Reference Amount in effect immediately prior to such adjustment. The Reference Amount will not be adjusted, however, unless such Ex-Dividend Date occurs after the Trade Date and on or before the Determination Date.

                   9. Other Dividends and Distributions

                      There will be no adjustments to the Reference Amount to reflect dividends or other distributions paid with respect to the Stock other than (i) stock dividends as provided in section 8, (ii) dividends or other distributions constituting Spin-Off Events as provided in section 11 below,
(iii) issuances of transferable rights or warrants as provided in section 10 and
(iv) Extraordinary Dividends as provided in this section 9. A dividend or other distribution with respect to the Stock will be deemed to be an "Extraordinary Dividend" if the per share value of such dividend or other distribution exceeds the per share value of the immediately preceding dividend or distribution with respect to the Stock, if any, that is not an Extraordinary Dividend by an amount equal to at least 10% of the Closing Price of the Stock on the Business Day immediately preceding the Ex-Dividend Date for such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to the Stock, the Calculation Agent will adjust the Reference Amount to equal the product of (a) the Reference Amount in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the Closing Price of the Stock on the Business Day immediately preceding the Ex-Dividend Date and the denominator of which is the amount by which such Closing Price exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for the Stock will equal (1) in the case of cash dividends or other distributions that constitute regular quarterly dividends, the amount per share of such Extraordinary Dividend minus




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                                      -11-
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the amount per share of the immediately preceding dividend or distribution with respect to the Stock, if any, that is not an Extraordinary Dividend or (2) in the case of cash dividends or other distributions that do not constitute regular quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution on the Stock that constitutes a stock dividend, an issuance of transferable rights or warrants or a Spin-Off Event and also constitutes an Extraordinary Dividend will result only in an adjustment to the Reference
Amount pursuant to section 8, 10 or 11, as applicable. The Reference Amount will not be adjusted pursuant to this section 9 unless the Ex-Dividend Date for the Extraordinary Dividend occurs after the Trade Date and on or before the Determination Date.

                  10. Transferable Rights and Warrants

                      If the Stock Issuer issues transferable rights or warrants to all holders of the Stock to subscribe for or purchase the Stock at an exercise price per share less than the Closing Price of the Stock on the Business Day immediately before the Ex-Dividend Date for such issuance, then the Calculation Agent will adjust the Reference Amount by multiplying the Reference Amount in effect immediately prior to such adjustment by a fraction, the numerator of which is the number of shares of Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of Stock offered for subscription or purchase under such transferable rights or warrants, and the denominator of which is the number of shares of Stock outstanding at the close of business on the day before such Ex-Dividend Date plus the number of additional shares of Stock that the aggregate offering price of the total number of shares of Stock so offered for subscription or purchase would purchase at the Closing Price of the Stock on the Business Day immediately before such Ex-Dividend Date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the Closing Price of the Stock on the Business Day immediately before such Ex-Dividend Date. The Reference Amount will not be adjusted, however, unless such Ex-Dividend Date occurs after the Trade Date and on or before the Determination Date.

                  11. Reorganization Events

                      If (i) any reclassification or other change of the Stock occurs, (ii) the Stock Issuer has been subject to a merger, combination or consolidation and is not the surviving entity or it does survive but all the shares of




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                                      -12-

Stock are exchanged for or converted into Distribution Property, (iii) any statutory share exchange involving the outstanding Stock and the securities of another entity occurs (other than in a transaction described in clause (ii) above), (iv) the Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity, (v) the Stock Issuer issues to all holders of Stock equity securities of an issuer other than the Stock Issuer (other than in a transaction described in clause (i), (ii), (iii) or (iv) above) (a "Spin-Off Event"), (vi) an entity other than the Stock Issuer completes a tender or exchange offer for all the outstanding Stock or for all of a particular type of Exchange Property or (vii) the Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law (any such event in clauses (i) through (vii), a "Reorganization Event"), then the Calculation Agent will adjust the Reference Amount so that the Reference Amount consists of the respective amounts of each type of Distribution Property distributed in such Reorganization Event in respect of the Reference Amount as in effect immediately prior to such adjustment, taken together. Notwithstanding the foregoing, however, the Calculation Agent will not make any adjustment for a Reorganization Event unless the event becomes effective -- or, if the event is a Spin-Off Event, unless the Ex-Dividend Date for the Spin-Off Event occurs -- after the Trade Date and on or before the Determination Date.

                  If a Reorganization Event occurs and the Reference Amount is adjusted pursuant to this section 11, this Security will be exchangeable on the Stated Maturity Date (subject to any further adjustment provided for in this Security) as follows:

         (a) If the Company does not elect to exchange this Security for cash, each $______ of the Outstanding Face Amount will be exchangeable for the respective amounts of each type of Exchange Property distributed in such Reorganization Event in respect of the Reference Amount in effect immediately prior to such adjustment, as determined by the Calculation Agent.

         (b) If the Company elects to exchange this Security for cash, each $______ of the Outstanding Face Amount will be exchangeable for cash in an amount



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
                  equal to the sum of the respective values of each type of Distribution Property distributed in such Reorganization Event in respect of the Reference Amount in effect immediately prior to such adjustment, as determined by the Calculation Agent.

If the Calculation Agent determines that the Distribution Property so distributed consists of more than one type of property, as determined by the Calculation Agent, the Calculation Agent will determine the respective amounts of such types that will comprise the adjusted Reference Amount so that the value of each such amount bears the same relationship to the total value of all such amounts as the value of the corresponding component type of Distribution Property so distributed bears to the total value of all Distribution Property so distributed. The Calculation Agent will determine the value of each component type of Distribution Property, using the Closing Price for any such type consisting of securities and such other method as it considers reasonable for any other type. If a holder of the Stock may elect to receive different types or combinations of types of Distribution Property in the Reorganization Event, the Distribution Property will be deemed to include the types and amounts thereof distributed to a holder that makes no election. If a Reorganization Event occurs and as a result the Reference Amount is adjusted to consist of Distribution Property, the Calculation Agent will make further adjustments for subsequent events that affect such Distribution Property or any component type thereof, to the same extent that it would make adjustments if the Stock were outstanding and were affected by the same kinds of events. The Final Stock Price used to calculate the Exchange Rate will be the total value, as determined by the Calculation Agent on the Determination Date, of all components of the Reference Amount, with each component having been adjusted on a sequential and cumulative basis for all relevant events affecting it.

                  If at any time another Person becomes the successor to the Stock Issuer, as determined by the Calculation Agent, such successor Person shall thereupon be deemed to be the Stock Issuer for all purposes of this Security. If at any time the Reference Amount consists of Distribution Property, as determined by the Calculation Agent, then all references in this Security to the "Stock" shall thereupon be deemed to mean such Distribution Property and all references in this Security to a "share of Stock" shall



                    (Face of Security continued on next page) thereupon be deemed to mean a comparable unit of each type of property comprising such Distribution Property, as determined by the Calculation Agent.


                   12. Minimum Adjustments

                      Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in sections 6 through 10 unless such adjustment would result in a change of at least 0.1% in the Exchange Rate. The Exchange Rate resulting from any adjustment shall be rounded up or down, as appropriate, to the nearest one thousandth, with five ten thousandths being rounded upward--e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.


                   13. Role Of Calculation Agent

                      The Calculation Agent will be solely responsible for all determinations and calculations regarding the Default Amount; whether a Market Disruption Event has occurred and whether, and if so the dates to which, the Determination Date and Stated Maturity Date are to be postponed; adjustment of the Reference Amount and Exchange Rate, including whether any event has occurred for which adjustment is required and as to the amounts, types and values of property comprising any Distribution Property and the Reference Amount; the Closing Price or other value of the Stock or any other property; as to the Exchange Rate and the amounts and types of property deliverable or payable in exchange for this Security on the Stated Maturity Date; and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent. The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as such agent. Insofar as this Security provides for the Calculation Agent to obtain prices or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated hereby notwithstanding that any one or more of such sources are such agent, Affiliates of such agent or Affiliates of the Company.

                    14. Tax Characterization

                      By its purchase of this Security, the Holder, on behalf of itself and any other Person having a beneficial



                    (Face of Security continued on next page) interest in this Security, hereby agrees with the Company (in the absence of an administrative determination or judicial ruling to the contrary) to characterize this Security for all U.S. federal income tax purposes as a forward purchase contract to purchase Stock on the Stated Maturity Date, under the terms of which contract (i) at the time of issuance of this Security the Holder deposits irrevocably with the Company a fixed amount of cash equal to the purchase price of this Security to assure the fulfillment of the Holder's purchase obligation described in clause (iii) below, which deposit will unconditionally and irrevocably be applied at the Stated Maturity Date to satisfy such obligation,
(ii) until the Stated Maturity Date the Company will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on this Security (adjusted as appropriate to reflect any difference between the purchase price and the Face Amount) as compensation to the Holder for the Company's use of such cash deposit during the term hereof and (iii) at the Stated Maturity Date such cash deposit unconditionally and irrevocably will be applied by the Company in full satisfaction of the Holder's obligation under the forward purchase contract, and the Company will deliver to the Holder the shares of Stock, or, at the Company's option, an amount of cash equal to the value of the shares of the Stock, that the Holder is entitled to receive at the Stated Maturity Date pursuant to the terms of this Security. The Holder, on behalf of itself and any other Person having a beneficial interest in this Security, further agrees that, consistent with the above characterization, (i) amounts paid to the Company in respect of the original issue of this Security will be treated as allocable in their entirety to the amount of the cash deposit attributable to this Security and (ii) amounts denominated as interest that are payable with respect to this Security will be characterized as interest payable on the amount of such deposit, includible annually in the income of the Holder as interest income in accordance with such Holder's method of accounting. Notwithstanding the foregoing, the Company shall not be obligated to segregate or otherwise set aside any funds, and no act or omission on the part of the Company or any other Person, and no event or circumstance, shall give rise to any default or Event of Default under this Security or the Indenture by reason of any provision of this section 14.

                  15. Payment and Delivery

                      Payment of any amount payable on this Security in cash will be made in such coin or currency of


                    (Face of Security continued on next page) the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment or delivery of any Stock, cash or other property payable or deliverable on this Security will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Determination Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York, provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that payment or delivery at Maturity shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment or delivery may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.


                  16. Holidays

                      Notwithstanding any provision of this Security or of the Indenture, if any delivery or payment of principal or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such delivery or payment may be made (or such principal or interest may be made available for delivery or payment) on the next succeeding Business Day with the same force and effect as if such delivery or payment were made on the Specified Day. The provisions of this section shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.

                  17. Reverse of This Security

                      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                  18. Certificate of Authentication

                      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.




                    (Face of Security continued on next page)

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                    THE GOLDMAN SACHS GROUP, INC.

                                    By____________________________
                                       Name:
                                       Title:

                  This is one of the Securities of the series designated herein and referred to in the Indenture.

                                    THE BANK OF NEW YORK,

                                    as Trustee

                                    By____________________________
                                        Authorized Officer

                              (Reverse of Security)

                                     Reverse

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of May 19, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

                  This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $15,000,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series designated on the face hereof.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions
(i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to



                  (Reverse of Security continued on next page) waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonable satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security as herein provided.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or



                  (Reverse of Security continued on next page) more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

                  This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in denominations of any multiple of $______ that is not less than $50,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  All terms used in this Security which are not defined in this Security but are defined in the Indenture shall have the meanings assigned to them in the Indenture.